U. S. SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported in the Initial Report):
                                 JUNE 30, 2004
                                 --------------

                               INFOCROSSING, INC.
                               ------------------
               (Exact name of issuer as specified in its charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other jurisdiction of   Commission      (IRS Employer
       incorporation or organization)   File Number   Identification No.)

               2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY 07605
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (201) 840-4700
                          (Issuer's telephone number)

                                       N/A
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER ITEMS

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; difficulties with the integration of acquired businesses; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Public Law 104-67, as amended.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this report or to reflect the occurrence or effect of anticipated or unanticipated events.

The Company announced today that it has completed a previously announced private offering of $60 million in aggregate principal amount of Convertible Senior Notes due 2024. The Company also has granted the initial purchaser a 30-day option to purchase up to an additional $12 million of convertible notes. Net proceeds from the private offering will be used to repay approximately $40 million of outstanding indebtedness which currently bears an interest rate of 9.0%, to fund potential acquisitions and for general corporate purposes. The notes bear interest at 4.0% per year.

The notes are convertible, subject to certain conditions, at the option of each holder prior to maturity, into shares of the Company's common stock at a conversion price of $15.36, subject to certain adjustments. The ability of the holders to convert the notes into the Company's common stock is subject to certain conditions, including, among others, the closing price of the Company's common stock must exceed 130% of the conversion price over certain periods and other specified events.

The Company has a call option, pursuant to which it may redeem the securities, in part or in whole, on or after July 15, 2009, at 100% of the principal amount, in accordance with specified conditions. The notes are callable at the Company's option, on or after July 15, 2007 until July 15, 2009, if the Company's common stock trades above specified thresholds and upon the payment of a specified make-whole premium. Holders may require the Company to repurchase the notes for cash on July 15, 2009, 2014 and 2019 at a repurchase price equal to 100% of the principal amount of the notes plus accrued interest.

Offers and sales of the notes were made only in the United States to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Neither the notes nor the shares of the Company's common stock into which they will be convertible have been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement, attached hereto as Exhibit 99, does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             INFOCROSSING, INC.


Date:  June 30, 2004                          /s/ WILLIAM J. McHALE
                                              --------------------------------
                                              William J. McHale
                                              Senior Vice President of Finance